 Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Bruce Cousins, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Aspreva Pharmaceuticals Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 15, 2006	/s/Bruce G. Cousins
Bruce G. Cousins
Chief Financial Officer and Executive Vice President
(Principal Financial and Accounting Officer)